UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2018

EVOKE PHARMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36075	20-8447886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Stevens Avenue, Suite 370 Solana Beach, California	92075
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 345-1494

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01Entry into a Material Definitive Agreement.

On March 29, 2018, Evoke Pharma, Inc. (the “Company”) entered into a warrant amendment (the “Warrant Amendment”) with each of the holders (the “Holders”) of the Company’s outstanding warrants to purchase common stock issued on July 25, 2016 and August 3, 2016 (the “Warrants”).  Pursuant to the Warrant Amendment, among other things, the Holders’ right to require the Company to purchase the outstanding Warrants upon the occurrence of certain fundamental transactions will not apply if the fundamental transaction is a result of a transaction that has not been approved by the Company’s board of directors; provided that in such event the Holders shall be entitled to receive the same type or form of consideration (at the Black Scholes value) of the unexercised portion of the Warrant that is being offered to holders of the Company’s common stock in connection with such a fundamental transaction.  As a result of the Warrant Amendment, the Warrants will be equity-classified and the Company will no longer be required to account for the Warrants as a liability on its balance sheets.

This Warrant Amendment supersedes the amendment to the Warrants, dated March 22, 2018, previously filed by the Company

The foregoing summary of the Warrant Amendments is subject to, and qualified in its entirety by reference to, the form of Warrant Amendment, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits

Exhibit Number	Exhibits

4.1	Form of Warrant Amendment, dated March 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOKE PHARMA, INC.

Date: April 4, 2018	By:	/s/ Matthew J. D’Onofrio
	Name:	Matthew J. D’Onofrio
	Title:	Executive Vice President, Chief Business Officer and Secretary